Exhibit 10.49a          Copy  of  Revised  Quota  Share  Reinsurance   Agreement
                        between Registrant and Allianz Life Insurance Company of North America

                                  AMENDMENT TO
                        QUOTA SHARE REINSURANCE AGREEMENT
                                     BETWEEN
                       THE WELLCARE MANAGEMENT GROUP, INC.
                                       AND
                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA



     THIS AGREEMENT is made and entered into as of this 20th day of March, 1998 by and between The WellCare Management Group, Inc., a New York corporation (hereinafter referred to as "WellCare") and Allianz Life Insurance Company of North American (hereinafter referred to as "Allianz").

     WHEREAS, WellCare and Allianz have entered into a Quota Share Reinsurance Agreement dated September 1, 1995 (hereinafter referred to as "The Agreement") by the terms of which Allianz has reinsured a quota share of the contractual risks and rewards of WellCare's Medicare Risk Contract program (more commonly known as WellCare's "Senior Health" program); and

     WHEREAS, WellCare and Allianz wish to amend the terms of The Agreement as set forth below.

     NOW, THEREFORE, the parties agree that The Agreement shall be amended as follows:

     I. Subject to Article II and Article III hereof, quota share reinsurance under Article 1 and Article 3 of The Agreement shall cease for any and all reinsurance premium liabilities incurred on or after January 1, 1998; provided, however, that WellCare shall continue to account for and report to Allianz all of WellCare's gross revenue, Claim Expenses and Administrative Expenses pursuant to Articles 1 and 3 of The Agreement through December 31, 2000, as if there has been no amendment to The Agreement.

     II. All WellCare Senior Health claims with dates of service in 1996 and 1997 which have not been paid and, therefore, have not yet been accounted for in calculating the reinsurance premium as of January 1, 1998, will be accounted for and settled in accordance with Articles 1 and 3 of The Agreement as such claims are paid between January 1, 1998 and December 31, 2000. WellCare will continue to report the development of these liabilities on a cash and accrual basis as has been reported throughout the term of The Agreement.

     III. In the event quota share reinsurance premiums are calculated and due to Allianz pursuant to Articles 1 and 3 of The Agreement, WellCare shall pay to Allianz such quota share reinsurance premiums under The Agreement for each of the years 1998, 1999 and 2000, up to a maximum cumulative total of $500,000.00.


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Such  quota  share  reinsurance  premiums,  if any,  shall be  accounted  for by
WellCare beginning on January 1, 1998, and a preliminary settlement amount shall be paid to Allianz on or about April 15 following the year being accounted for. Such preliminary settlement amount will be calculated on a cash basis for claims paid through March 31, and adjustments to the preliminary settlement amount will be calculated on a cash basis until all claims for the years 1998, 1999 and 2000 are paid. WellCare will provide Allianz with quarterly reports stating the adjustments to the preliminary settlement amounts and the amount of quota share reinsurance recovery payment due, if any, from Allianz. Allianz shall pay any and all quota share reinsurance recovery payments within 30 days of receipt of the reported adjustments.

     IV. The payments due to WellCare on April 1, 1998, July 1, 1998 and October 1, 1998, pursuant to Article 2 of The Agreement shall be accelerated and shall be due and payable by Allianz upon execution of this Agreement.


     IN WITNESS THEREOF, the parties have executed this Agreement as of the date first above written.


THE WELLCARE MANAGEMENT                     ALLIANZ LIFE INSURANCE COMPANY
GROUP, INC.                                 OF NORTH AMERICA

By:/s/ Joseph R. Papa                       By:      /s/ Kenneth P. Schrapp
   ------------------                               ------------------------
       Joseph R. Papa                       Print Name: KENNETH P. SCHRAPP
       President & CEO                              ------------------

Signed: March 20, 1998                      Signed: March 26, 1998


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